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                                                                      EXHIBIT 11

STANDARD COMMERCIAL CORPORATION COMPUTATION OF EARNINGS PER COMMON SHARE (In thousands, except share information; unaudited)

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
                                                                        Second quarter ended               Six months ended
                                                                                September 30                   September 30
                                                                  --------------------------     --------------------------
                                                                         2001           2000            2001           2000
                                                                         ----           ----            ----          -----
BASIC EARNINGS PER SHARE

Income before extraordinary gain/(loss)......................     $    13,117    $     5,017     $    16,834    $     6,705
Extraordinary gain/(loss)....................................     $       (17)   $       639     $       (17)   $       639
                                                                  -----------    -----------     -----------    -----------
Net income applicable to common stock........................     $    13,100    $     5,656     $    16,817    $     7,344
                                                                  ===========    ===========     ===========    ===========
Basic average shares outstanding.............................      13,313,432     13,065,476      13,287,810     13,032,245

 Earnings per common share before extraordinary gain/(loss)..     $      0.99    $      0.38     $      1.27    $      0.51
 Extraordinary gain per common share.........................     $      0.00    $      0.05     $      0.00    $      0.05
 Net income per common share.................................     $      0.99    $      0.43     $      1.27    $      0.56

DILUTED EARNINGS PER SHARE

Net income applicable to common stock before extraordinary
    gain/(loss)..............................................     $    13,117    $     5,017     $    16,834    $     6,705

Add after tax interest expense on 7 1/4% convertible
    Subordinated debentures at November 1....................             618            816           1,236          1,641
                                                                  -----------    -----------     -----------    -----------
Net income applicable to common stock before extraordinary
    gain/(loss)..............................................          13,735          5,833          18,070          8,346
Extraordinary gain/(loss)....................................             (17)           639             (17)           639
                                                                  -----------    -----------     -----------    -----------
Net income applicable to common stock after extraordinary
    gain/(loss)..............................................     $    13,718    $     6,472     $    18,053    $     8,985
                                                                  ===========    ===========     ===========    ===========
Basic average shares outstanding.............................      13,313,432     13,065,476      13,287,810     13,032,245
Increase in shares outstanding assuming
    - conversion of 7 1/4% convertible subordinated..........
    Debentures at November 13, 1991..........................       1,758,067      2,320,172       1,758,067      2,334,354
Shares applicable to stock options...........................          83,990              0          80,133              0
                                                                  -----------    -----------     -----------    -----------

Diluted average shares outstanding...........................      15,155,489     15,385,648      15,126,010     15,366,599
                                                                  -----------    -----------     -----------    -----------

Diluted earnings per common share before extraordinary.......
Gain/(loss)..................................................     $      0.91    $      0.38     $      1.19    $      0.51
Extraordinary gain per common share..........................     $      0.00    $      0.05     $      0.00    $      0.05
Diluted net income per common share..........................     $      0.91    $      0.43     $      1.19    $      0.56

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